SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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|_| Preliminary Proxy Statement
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|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
|_| Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

PREMIER ALLIANCE GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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Fee paid previously with preliminary materials.

□ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300

Charlotte, North Carolina 28211

Tel. (704) 521-8077

April 9, 2010

Dear Fellow Shareholder:

You are cordially invited to attend the 2010 Annual Meeting of Shareholders of Premier Alliance Group, Inc., , to be held at 1:00 p.m. Eastern Daylight Time on June 4, 2010, at our corporate offices located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

At this meeting, you will be asked to consider and vote, in person or by proxy, on the following matters:

1.	Election of five directors to the Board of Directors;

2. Ratification of the appointment of Scharf Pera & Co. PLLC as our independent auditors; and

3.	Transaction of such other business as may properly come before the meeting or any adjournment.

The official notice of meeting, proxy statement, and proxy card are included with this letter. The matters listed in the notice of meeting are described in detail in the accompanying proxy statement. We are also providing you with a copy of our annual report on Form 10-K for our fiscal year ended December 31, 2009.

Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the annual meeting.

Very truly yours,

/s/ Mark S. Elliott

Mark S. Elliott

President

PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300

Charlotte, North Carolina 28211

Tel. (704) 521-8077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Premier Alliance Group, Inc.:

We hereby notify you that the 2010 Annual Meeting of Shareholders of Premier Alliance Group, Inc., a Nevada corporation, will be held on June 4, 2010 at 1:00 p.m. Eastern Daylight Time, at our corporate offices, which are located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211. This meeting is being held for the following purposes:

1.	to elect five directors to the Board of Directors to hold office for the following year and until their successors are elected;

2.	to ratify the appointment of Scharf Pera & Co. PLLC as our independent auditors; and

3.	to transact such other business as may properly come before the meeting or any adjournments.

The matters listed in this notice of meeting are described in detail in the accompanying proxy statement. We have not received notice of other matters that may be properly presented at the annual meeting.

Only shareholders of record at the close of business on April 8, 2010 will be entitled to vote at the meeting and any adjournment. You may examine a list of the shareholders of record as of the close of business on April 15, 2010, for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at our corporate offices, which are located at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

YOUR VOTE IS IMPORTANT

Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person.  If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person.  The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

.

By order of the Board of Directors

/s/ Mark S. Elliott
Mark S. Elliott President
Charlotte, North Carolina

April 9, 2010

PREMIER ALLIANCE GROUP, INC.

4521 Sharon Road, Suite 300

Charlotte, North Carolina 28211

Tel. (704) 521-8077

PROXY STATEMENT

GENERAL INFORMATION

Our Board of Directors solicits your proxy for the 2010 Annual Meeting of Shareholders of Premier Alliance Group, Inc., to be held at 1:00 p.m. Eastern Daylight Time on June 4, 2010, at our corporate offices, 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211, and at any postponements and adjournments thereof, for the purposes sets forth in the “Notice of Annual Meeting of Shareholders.”

The notice of annual meeting, proxy statement, and proxy card are being mailed to shareholders on or about April 20, 2010. We will bear the cost of its solicitation of proxies. The original solicitation of proxies by mail may be supplemented by personal interview, telephone, and facsimile by our directors, officers, and employees. Arrangements will also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by any such persons, and we may reimburse those custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in doing so.

Record Date and Stock Ownership.  Only shareholders of record at the close of business on April 8, 2010 will be entitled to vote at the annual meeting. The majority of the shares of common stock outstanding on the record date must be present in person or by proxy to have a quorum. We had 6,536,924 outstanding shares of common stock as of the record date.

Submitting and Revoking Your Proxy.  If you complete and submit your proxy, the persons named as proxies will follow your instructions.  If you submit your proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote your shares as follows:

•	FOR the election of the director nominees as set forth in “Proposal 1: Election of Directors.”

•
FOR the ratification of the appointment of Scharf Pera & Co, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2010 as set forth in “Proposal 2: Ratification of Independent Registered Public Accounting Firm.”

In addition, if other matters are properly presented for voting at the annual meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.  We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Your shareholder vote is important.  Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the annual meeting in person.  If you hold your shares in your name as a registered holder and not through a bank or brokerage firm, you may submit your vote in person.  The vote you cast in person will supersede any previous votes that you submitted, whether by Internet, phone, or mail.

If you are a registered holder, you may revoke your proxy at any time before the annual meeting by submitting a later-dated proxy, voting in person at the annual meeting, or by delivering instructions to our Corporate Secretary before the annual meeting.  If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Quorum Requirement.  The holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum at the annual meeting of shareholders for the transaction of any business.

Votes Required to Adopt Proposals.  Each share of our common stock outstanding on the record date is entitled to one vote on each of the five director nominees and one vote on each other matter.  Directors receiving the plurality of votes cast will be elected (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee).  The approval of the ratification of the appointment of Scharf Pera & Co., PLLC, as our independent registered public accounting firm for the fiscal year ending December 31, 2010 require the affirmative vote of the majority of the shares of common stock present or represented by proxy with respect to each such proposal.

Shares of common stock not present at the meeting and shares voting “abstain” have no effect on the election of directors.  For the proposal approving ratifying the independent registered public accounting firm, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote.  Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed present or represented for determining whether stockholders have approved that proposal.  Please note, under changes to NYSE rule 452 effective January 1, 2010, that banks and brokers that have not received voting instructions from their clients CANNOT vote on their clients’ behalf on the proposal for election of the director nominees.

Important Notice Regarding the Availability of
Proxy Materials for the Shareholder
Meeting to be Held on June 4, 2010

The proxy statement and 10K report to shareholders are available at

http://www.cstproxy.com/premieralliance/2010

Your Vote is Important
Please vote as promptly as possible
by signing, dating and returning the enclosed Proxy Card

PROPOSALS TO BE VOTED ON

PROPOSAL 1:  ELECTION OF DIRECTORS

Our nominees for the election of directors at the annual meeting include two independent directors, as defined by the Nasdaq Marketplace Rules, and three members of our executive management.  Stockholders elect all directors annually.  At the recommendation of the Nominating Committee, the Board of Directors has selected the nominees to serve as directors for the one-year term beginning at the annual meeting on June 4, 2010, or until their successors, if any, are elected or appointed.

Unless proxy cards are otherwise marked, the persons named as proxies will vote all proxies received FOR the election of each nominee named in this section.  If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy or for the balance of the nominees, leaving a vacancy.  Alternatively, the Board may reduce the size of the Board.  We have no reason to believe that any of the nominees will be unwilling or unable to serve if elected as a director.

The Board recommends that you vote your shares “FOR” each of these nominees.

THE NOMINEES

Name	Age	Position	Director Since
Gregory C. Morris	49	Director	2008
Stephen W. Yarbrough	51	Director
Mark S. Elliott	49	President, director	2004
Kevin J. Hasenfus	52	Executive vice president, director	2004
Robert N. Yearwood	61	Executive vice president, director	2004

INFORMATION ABOUT THE NOMINEES

None of our directors or executive officers is related to any other director or executive officer, and none of our directors or executive officers holds any directorships in any other public company.  Messrs Morris and Yarbrough are independent directors as defined by the Nasdaq Marketplace Rules.

Stated below is the principal occupation of each nominee, the business experience of each nominee for at least the past five years, and certain other information relating to the nominees.

GREGORY C. MORRIS has worked in positions involving finance, investments, benefits and risk management for more than 25 years.  Mr. Morris is currently the Vice President, Human Resource Operations for Lance Inc. (a NASDAQ listed company with revenue over $760 million) and has been in that role since January 2010.  Prior to that he was the Senior Director over Benefits and Risk Management and had functioned in that role since April 2000.   Mr. Morris is responsible for all aspects of human resources, group benefits program, as well as the qualified and non-qualified retirement plans. The retirement plans have total assets of over $180 million.  He is responsible for the risk management program, which includes coverage for property, auto, general liability, workers compensation, employment practices, executive protection, and product recall.  Mr. Morris is the Chairman of the Risk Management Committee, which consists of members from the Human Resources and Finance Departments.  He also chairs the Business Continuity Plan Steering Committee that is responsible for the disaster recovery plan and emergency response plans for all manufacturing sites. He is a Member of the Corporate Mergers & Acquisitions team.  Mr. Morris has served on the board for the Second Harvest Food Bank since July 2001, has been an executive committee member and is currently Vice Chairman of that Board.  Mr. Morris currently serves as the Chairman on the audit committee for Premier Alliance Group.

STEPHEN W. YARBROUGH has a 30 year history working in positions involving all areas of securities trading and management with retail brokerage firms; equities and taxable fixed-income trading, trading desk management, institutional/dealer sales and management and management of trading desk personnel.  Mr. Yarbrough is currently the Chief Executive Officer for First Ballantyne, a fixed-income securities broker/dealer and has been in that role since December 2002.  Mr. Yarbrough was a founder of the firm and led the effort to obtain FINRA approval and raise initial capital for First Ballantyne.  The firm focuses on position trading and market making in investment grade corporate bonds and mortgage-backed securities and manages in excess of $50 million of revenue.  Prior to this he was in senior management roles with Wachovia Securities, Interstate Johnson Lane, Advest, and Newhard, Cook and Co.  He has served as a board member for Newhard, Cook and Co. as well as on the executive committee of the Corporate Bond Division for The Bond Market Association.   Mr. Yarbrough has his Series 7, 8, 24, 53, and 55 licenses.

MARK S. ELLIOTT has been in the technology industry for more than 25 years. In that time, Mr. Elliott has worked with such Fortune 500 companies as JC Penney and First Union National Bank, as well as for a number of consulting organizations. He has held positions ranging from application developer, systems specialist, and project manager, to sales and senior management roles. Mr. Elliott moved into the consulting arena as a regional specialist and eventually moved into management as a technical director for Contract Data Services (acquired by Vanstar and subsequently acquired by Inacom). This position, which he held for five years, involved all aspects of the business from staff management, sales effort and strategy, to managing the profitability of the branch. In this capacity he was a partner responsible for developing a branch into a top service provider throughout North Carolina and South Carolina and servicing Fortune 500 companies such as First Union, Bank of America, MCI, Royal and SunAlliance. Mr. Elliott was an original founder of Old Premier (the predecessor to Premier) and was responsible for day-to-day operational aspects. He currently serves as President of Premier Alliance Group.  Mr. Elliott has had financial reporting and processing responsibilities within Premier Alliance Group for over 10 years, is adept at analyzing and evaluating financial statements, understands internal controls over financial reporting and processing and has worked closely with external auditors and CPA’s over the past 10 years. Mr. Elliott has been employed by Premier since 1995.

KEVIN J. HASENFUS has 25 years of professional information-technology experience. He started his career as a programmer, systems analyst, and project manager at major energy and financial institutions. Subsequently he served as a product manager in the treasury management department of a large financial institution, where he was accountable for the strategic planning and implementation of the online banking system for large corporate customers. In 1990, he was named as a marketing director for a southeast-region information-technology services company and was responsible for all sales and marketing activity in a defined territory.  He was one of the founding partners of Old Premier (the predecessor to Premier) and operated as the Chairman until November 2004. He currently is an Executive Vice President in Premier Alliance Group.  Mr. Hasenfus received a Bachelor of Science degree from Virginia Tech. He was valedictorian of his class at Airco Computer Learning Center. He has held various positions in the Association of Systems Management, Goodwill Industries Computer Training Program for the Handicapped, and the United Way.   Mr. Hasenfus has been employed by Premier since 1995.

ROBERT N. YEARWOOD has been in the technology industry for more than 30 years. Mr. Yearwood served as president of Old Premier (the predecessor to Premier) from 1999 until November 2004. Prior to this, Mr. Yearwood was founder and president of Software Data Services, Inc. (“SDS”) from March 1988 until May 1999. In this capacity he grew the company from conception to approximately $9 million in annual sales. His responsibilities included sales, recruiting management, sales management, and directing overall business development efforts. Prior to forming SDS, Mr. Yearwood worked with three large regional consulting organizations in progressively responsible positions beginning with a sales position at Applied Management Systems (now known at CTG) to branch manager at Systems and Programming Consultants (now known as Compuware) and finally director of marketing at Metro Information Services (now known as Keane). Mr. Yearwood gained his initial technology experience by spending seven years in the field as a programmer and programmer/analyst.  .  Mr. Yearwood is currently an Executive Vice President in Premier Alliance Group.  Mr. Yearwood has been employed by Premier since 1999.

INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

Audit Committee

The Audit Committee assists the Board in its general oversight of our financial reporting, internal controls, and audit functions, and is responsible for the appointment, retention, compensation, and oversight of the work of our independent registered public accounting firm.  The Committee’s job is one of oversight.  Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent registered public accounting firm is responsible for auditing those financial statements. It is the Committee’s responsibility to monitor and review these processes. It is not the Committee’s duty or responsibility to conduct auditing or accounting reviews. Therefore, the Committee has relied on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.

The Board has determined that Mr. Morris meets the SEC’s qualifications to be an “audit committee financial expert,” including meeting the relevant definition of an “independent director.”  Under the rules of the SEC, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board of Directors in the absence of such designation or identification.  The Board of Directors has determined that all members of the audit committee are financially literate and experienced in business matters and are capable of (1) understanding generally accepted accounting principles (“GAAP”) and financial statements, (2) assessing the general application of GAAP principles in connection with our accounting for estimates, accruals and reserves, (3) analyzing and evaluating our financial statements, (4) understanding our internal controls and procedures for financial reporting, and (5) understanding audit committee functions.

The report of the Audit Committee for fiscal year 2009 can be found below under the heading “Proposal Two: Ratification of Appointment of Independent Auditors.”  The Audit Committee operates under a written charter adopted by the Board of Directors.  A copy of the charter is available on our website, www.premieralliance.com.

Compensation Committee

The Compensation Committee has authority for reviewing and determining salaries, performance-based incentives, and other matters related to the compensation of our executive officers, and administering our stock option plans, including reviewing, amending, and granting stock options to our executive officers and key employees.  Currently, our Board acts as the Compensation Committee, and our only independent Board member is Gregory Morris.  Accordingly, our executive officers are involved in compensation decisions.

The Compensation Committee operates under a formal charter that governs its duties and standards of performance. A copy of the charter is available on our website, www.premieralliance.com.

Nominating Committee

The Nominating Committee establishes procedures for the nomination process, makes recommendations to the Board regarding the size and composition of the Board, and nominates officers for election by the Board. Our Board of Directors currently acts as our Nominating Committee.

The Nominating Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current makeup of the Board. This assessment includes understanding of and experience in business and technology consulting companies and finance experience.  The Committee reviews these factors, and others considered useful by the Committee, in the context of an assessment of the perceived needs of the Board at a particular point in time.  As a result, the priorities and emphasis of the committee and of the Board may change from time to time to take into account changes in business and other trends, and the portfolio of skills and experience of current and prospective Board members.

Consideration of new Board candidates typically involves a series of internal discussions, review of information concerning candidates, and interviews with selected candidates. Board members or executive officers typically suggest candidates for nomination to the Board.  In 2009, we did not employ a search firm or pay fees to other third parties in connection with seeking or evaluating Board candidates.  The Committee considers candidates proposed by shareholders and evaluates them using the same criteria as for other candidates.  A shareholder seeking to recommend a prospective nominee for the Committee’s consideration must do so by giving notice in writing to Chairman of the Nominating Committee, Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211. Any such notice must, for any given annual meeting, be delivered to the chairman not less than 120 days prior to the anniversary of the preceding year's annual meeting. The notice must state (1) the name and address of the shareholder making the recommendations, (2) the name, age, business address, and residential address of each person recommended, (3) the principal occupation or employment of each person recommended, (4) the class and number of shares of Premier Alliance Group shares that are beneficially owned by each person recommended and by the recommending shareholder, (5) any other information concerning the persons recommended that must be disclosed in nominee and proxy solicitations in accordance with Regulation 14A of the Securities Exchange Act of 1934, and (6) a signed consent of each person recommended stating that he or she consents to serve as a director of our company if elected.

The Nominating Committee operates under a written charter, a copy of which is available on our website, www.premieralliance.com.

Attendance at Board, Committee and Annual Shareholders’ Meetings.  The Board held two meetings and acted by written consent three times in 2009.  The Audit Committee met one time, the Compensation Committee did not meet and the Nominating Committee met one time during 2009.  We expect each director to attend every meeting of the Board and the committees on which he serves.  All directors attended at least 75% of the meetings of the Board and the committees on which they served in 2009 during the time in which they were appointed to the Board and the respective committees.  We encourage each of the directors to attend the annual meeting of stockholders.

Director Independence.  Only one of our current directors, Gregory C. Morris, is a non-employee director and qualifies as “independent” in accordance with the published listing requirements of NASDAQ.  Messrs. Elliott, Hasenfus and Yearwood do not qualify as independent because they are Premier Alliance Group employees.  The NASDAQ rules have both objective tests and a subjective test for determining who is an “independent director.”  The objective tests state, for example, that a director is not considered independent if he or she is an employee of the Company or is a partner in or executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year.  The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Corporate Code of Ethics.  The Board is committed to legal and ethical conduct in fulfilling its responsibilities.  The Board expects all directors, as well as officers and employees, to act ethically at all times.  Additionally, the Board expects the Chief Executive Officer, the Chief Financial Officer, and all senior financial and accounting officials to adhere to the Company’s Code of Ethics.  The Code of Ethics is posted on our Internet website at www.premieralliance.com ..

Communications from Shareholders to the Board.  The Board recommends that shareholders initiate any communication with the Board in writing and send it to the attention of our Corporate Secretary by mail to Board of Directors, Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211 or by e-mail to investor@premieralliance.com.  This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Corporate Secretary to review such correspondence and, in his discretion, not to forward items if he deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16 of the Exchange Act, our directors and executive officers and beneficial owners of more than 10% of any class of our equity securities are required to file certain reports, within specified time periods, indicating their holdings of and transactions in any class of equity securities and derivative securities.  Based solely on a review of any such reports provided to us and written representations from such persons regarding the necessity to file any such reports, we are not aware of any failures to file reports or report transactions in a timely manner during our fiscal year ended December 31, 2009.

DIRECTOR COMPENSATION

We do not currently compensate our directors.  Whereas we may in the future compensate non-employee directors, we anticipate that we will not compensate employee directors for their services.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors is charged with administering our executive compensation programs. The Compensation Committee evaluates the performance and, based on such evaluation, sets the compensation of our CEO/President and other executive officers and administers our equity compensation plans.

Executive Compensation Policy

The objectives of our executive compensation programs are to:
•
Attract, retain and motivate key executive personnel who possess the skills and qualities to perform successfully in the business and technology consulting industries and achieve our objective of maximizing stockholder value;

•	Closely align the interests of our executives with those of our stockholders;
•	Provide a total compensation opportunity that is competitive with our market for executive talent; and
•
Align our executives’ compensation to our Company’s operating performance with performance-based compensation that will provide actual compensation above the market median when the Company delivers strong financial performance and below the market median when performance is not strong.

While we compete for talent with companies across all industries and sectors, we primarily focus on professional services companies in the business and technology consulting industries.  While we often compete for talent outside this market, these companies define our market for compensation purposes. The Compensation Committee reviews data from these companies, along with other data as it deems appropriate, to determine market compensation levels from time to time and also can seek advice from outside compensation consultants.

Compensation Components

The Compensation Committee primarily uses a combination of base salary, discretionary bonuses and long-term incentive programs to compensate our executive officers. Each element aligns the interests of our executive officers with the interests of our stockholders by focusing on both our short-term and long-term performance.

Base Salaries. We are committed to retaining talented executives capable of diverse responsibilities and, as a result, believe base salaries for executives should be maintained at rates at or slightly ahead of market rates. The Compensation Committee assesses base salaries for each position, based on the value of the individual’s experience, performance and/or specific skill set, in the ordinary course of business, but generally not less than once each year as part of our budget determination process. Other than market adjustments that may be required from time to time, the Compensation Committee believes annual merit percentage increases for executives, if any, should generally not exceed, in any year, the average merit increase percentage earned by our non-executives. The base salaries received by the executive team have not been adjusted in 2009.

Discretionary Annual Bonuses. The Compensation Committee has the authority to award discretionary annual cash or share bonuses to our executive officers based on individual and Company performance. We believe these bonuses are an important tool in motivating and rewarding the performance of our executive officers. Performance-based cash incentive compensation is expected to be paid to our executive officers based on individual and/or overall performance standards.  No discretionary bonuses for the executive management team were issued in 2009.

Long-Term Incentives. The Compensation Committee also believes that a portion of each executive’s annual total compensation should be a long-term incentive, both to align each executive with the interests of our stockholders and also to provide a retention incentive.  The Compensation Committee approved our 2008 Stock Incentive Plan in May 2008 and received shareholder approval in the 2009 Proxy.   No grants were approved or issued in 2009.  The 2008 executive grants were approved and issued in May 2008 and are detailed below in the Summary of Compensation Table.

The following table sets forth the annual compensation paid to our executives for the fiscal year ended December 31, 2009, 2008 and 2007. Each of our officers assumed their positions on November 5, 2004.

SUMMARY OF COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus($)	Option Awards (1)	Other Compensation (2)	Total Compensation
Mark S. Elliott President	2009	$180,000	0	0	$3,936	$183,396
	2008	$180,000	0	$16,900	$3,660	$200,560
	2007	$180,000	0	0	$3,562	$183,562

Robert. N Yearwood Exec Vice President	2009	$180,000	0	0	$10,800	$190,800
	2008	$180,000	0	$16,900	$10,800	$207,700
	2007	$180,000	0	0	$10,800	$190,800

Kevin J. Hasenfus Exec Vice President	2009	$180,000	0	0	$10,800	$190,800
	2008	$180,000	0	$16,900	$10,800	$207,700
	2007	$180,000	0	0	$10,800	$190,800

1)
Stock option grants of 200,000 shares for each executive were issued in May 2008 at an exercise price of $0.75 per share and expire on May 16, 2018.  The trading price when issued was $0.55 per OTC BB.  The Black Scholes valuation method determined a valuation price of $0.0845.   Volatility of 5.32%, a risk rate of 4.57% and a 0 dividend yield were used.

2)	The amount under “Other Compensation” represents a car allowance or allocations.

EMPLOYMENT CONTRACTS

We do not have employment agreements with any of our employees.

DESCRIPTION OF BENEFIT PLANS

2008 Stock Incentive Plan

In May 2008, our Board of Directors adopted the 2008 Stock Incentive Plan, which became effective as of May 16, 2008.  As of March 30, 2010, options to purchase 600,000 shares of our common stock were outstanding.  As of March 30, 2010, 9,400,000 shares of our common stock remained authorized for issuance and are reserved for future grants.

Outstanding Equity Awards at Fiscal Year-End

	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares of units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Mark Elliott	200,000.75				5/2018
Kevin Hasenfus	200,000.75				5/2018
Robert Yearwood	200,000.75				5/2018

LIMITS ON LIABILITY AND INDEMNIFICATION

We provide Directors and Officers insurance for our current directors and officers.

Our articles of incorporation eliminate the personal liability of our directors to the fullest extent permitted by law. The articles of incorporation further provide that the Company will indemnify its officers and directors to the fullest extent permitted by law.  We believe that this indemnification covers at least negligence and gross negligence on the part of the indemnified parties.  Insofar as indemnification for liabilities under the Securities Act may be permitted to our directors, officers, and controlling persons under the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of March 15, 2010, with respect to the beneficial ownership of our outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting or investment power with respect to all shares owned, subject to community property laws. And unless otherwise indicated, the address of each person is care of Premier Alliance Group, Inc., 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211.

Name	Number of Shares Beneficially Owned (1)	Class of Stock	Ownership Percentage
Mark S. Elliott (2)	851,016	Common	13.7%
Robert N. Yearwood (2)	1,802,119	Common	28.9%
Kevin J. Hasenfus (2)	1,492,031	Common	22.9%
Gregory C. Morris
All directors and officers as a group (4 persons)	4,145,166	Common	65.5%
Richard C. Siskey	981,944	Common	15.7%
Vicki Morse	626,016	Common	10.0%

(1)  Except as otherwise indicated, each of the shareholders listed above has sole voting and investment power over the shares beneficially owned.  For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock they have the right to acquire within 60 days of March 26, 2010.  When computing beneficial ownership percentages, shares of common stock that may be acquired within 60 days are considered outstanding for that holder only, not for any other holder.  The number and percentage of shares beneficially owned are based on 6,226,835 shares of common stock issued and outstanding as of March 20, 2010.

(2)   Includes 200,000 shares issuable upon exercise of a stock option held each by Mark Elliott, Kevin Hasenfus, and Robert Yearwood.   These options were granted in May 2008 and expire May 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

We own life insurance policies on the life of each of Mark. S Elliott, Kevin J. Hasenfus, and Robert N. Yearwood, each policy having a face amount of $3,000,000. These policies were purchased by Premier Alliance Group, Inc., the North Carolina corporation we acquired in a share exchange effective November 5, 2004. The policies were purchased to fund the repurchase of shares contemplated by a shareholders agreement; that agreement was terminated on our acquisition of the North Carolina corporation. We elected to maintain the policies in order to provide a benefit and an incentive to the employees in question.

An agreement with each of the employees relating to these policies provides that we retain ownership of the policy and are required to pay all scheduled monthly premiums and take all other actions necessary to maintain the policy in force, all until the earliest to occur of death of the employee, termination of the employee’s employment, purchase of the policy by the employee, or our termination of the agreement. We have the right to terminate the agreement at any time in our sole discretion on at least 60 days’ prior notice. If the employee dies at any time while we still own the policy, we are required to pay the employee’s designated beneficiary an annual survivor’s benefit of $300,000 per year for ten consecutive years.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

INDEPENDENT AUDITORS

Scharf Pera has been our principal accounting firm since December 2004.  Our Board of Directors recommends that you vote your shares FOR ratification of selection of Scharf Pera & Co. PLLC as our independent auditors for the 2010 fiscal year.

We do not anticipate that representatives of Scharf Pera & Co. PLLC will attend the annual meeting.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the annual report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the U.S., their judgments as to the quality, not just the acceptability, of our accounting principles, and such other matters as are required to be discussed with the committee under auditing standards of the Public Company Accounting Oversight Board (United States). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and our company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our independent auditors the overall scope and plans for their audit. The committee meets with the independent auditors to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Audit Fees and All Other Fees

Fees for the annual audit services totaled approximately $23,000 in fiscal year 2009 and approximately $21,283 in fiscal year 2008.  During fiscal year 2009 we incurred other audit-related fees and tax fees of $8,391 related to work performed by our independent auditors, but incurred no other fees related to work performed by our independent auditors. The audit-related fees were incurred in connection with our filing of quarterly financial statements and any other required financial filing that we are required to file in the year.

Audit Committee Pre-Approval of Audit Services and Permissible Non-Audit Services.

Consistent with the Sarbanes-Oxley Act and the SEC regulations promulgated thereunder, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services to be performed by our independent auditors.
Respectfully submitted March 16, 2010, by the members of the audit committee.

Gregory C. Morris, Mark S. Elliott, Kevin J. Hasenfus, Robert N. Yearwood

***

OTHER MATTERS

The Board of Directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

By order of the Board of Directors

/s/ Mark S. Elliott
Mark S. Elliott President

Dated: March 30, 2010

PROXY CARD

PREMIER ALLIANCE GROUP, INC.

2010 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned, revoking all previous proxies, hereby appoints each of Mark S. Elliott and Robert N. Yearwood as proxies, acting jointly and severally, with full power of substitution, for and in the name of the undersigned to vote all shares of common stock, par value $.001 per share, of Premier Alliance Group, Inc., that the undersigned would be entitled to vote if present in person at the annual meeting of shareholders to be held on 1:00 p.m. Eastern Daylight Time on June 04, 2010, at the company’s offices at 4521 Sharon Road, Suite 300, Charlotte, North Carolina 28211, and at any adjournment, on the matters described in the accompanying proxy statement and on any such other matters as may properly come before the annual meeting. The proxies are directed to vote or refrain from voting as checked on the reverse side on the matters listed on the reverse side, and otherwise may vote in their discretion.

This proxy granted by this proxy card will be voted in the manner directed on the reverse side by the undersigned shareholder. If no direction is specified, this proxy will be voted FOR proposals 1 and 2. With respect to any other matters that properly come before the annual meeting, the proxies may vote at their discretion. The board of directors currently knows of no other business that will come before the annual meeting. If at the time of the annual meeting any of the nominees listed on this proxy card are unable to serve, this proxy will be voted for any other person or persons, if any, that the board of directors designates.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSALS 1 AND 2

1. Election of the following director nominees to serve for the following year and until their successors are elected:

Nominees are:   Gregory C. Morris, Stephen W. Yarbrough, Mark S. Elliott, Kevin J. Hasenfus, and Robert N. Yearwood.

WITHHELD FOR
THE FOLLOWING ONLY:
(WRITE THE NAME(S) OF
FOR ALL NOMINEES	WITHHOLD AUTHORITY	THE NOMINEE(S) IN THE
LISTED ABOVE	FOR ALL NOMINEES	SPACE BELOW)
☐	☐

2. Ratification of the selection of Scharf Pera & Co. PLLC as our independent auditors for the fiscal year ending December 31, 2010.

FOR	AGAINST	ABSTAIN

☐	☐	☐

Mark here if your address has changed and provide us with your new address in the space provided to the right:

New Address:

Dated: ___________________________, 2010

Signature(s) of Stockholder(s)

Title

Please mark, date and sign exactly as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each shareholder named should sign.